Exhibit 5.1

                       [Letterhead of Steven R. Sullivan]


                                            February 24, 2003

Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

     I am Vice President Regulatory Policy, General Counsel and Secretary of Ameren Corporation, a Missouri corporation (the "Company"). The Company, Ameren Capital Trust I and Ameren Capital Trust II filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, as amended (Registration Statement Nos. 333-89970, 333-89970-01 and 333-89970-02)
("Registration Statement"), under the Securities Act of 1933, as amended ("Securities Act"), with respect to up to $1,472,875,000 maximum aggregate offering price of securities, which was declared effective by the Commission on August 14, 2002. On January 21, 2003 and February 14, 2003, the Company issued and sold 5,500,000 shares and 825,000 shares, respectively, of its Common Stock, $.01 par value (the "Shares").

     In connection with the issuance and sale of the Shares by the Company, I have reviewed originals (or copies certified or otherwise identified to my satisfaction) of the Registration Statement, as amended, (including the exhibits thereto), the Restated Articles of Incorporation and By-Laws of the Company as in effect on the date hereof, a specimen of the Shares, corporate and other documents, records and papers and certificates of public officials. In connection with such review, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the conformity to the originals of the documents submitted to me as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to me as originals and the correctness of all statements of fact contained in such original documents. I am a member of the Bar of the State of Missouri and, for purposes of this opinion, do not hold myself out as an expert of the laws of any jurisdiction other than the State of Missouri.

     On the basis of such review, I am of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement dated February 24, 2003.

                                            Very truly yours,

                                            /s/ Steven R. Sullivan

                                            Steven R. Sullivan
                                            Vice President Regulatory Policy,
                                            General Counsel and Secretary